Exhibit 23.2         Consent of KPMG LLP

                             ACCOUNTANT'S CONSENT
                             --------------------


Board of Directors
Northeast Pennsylvania Financial Corp.
12 E. Broad Street
Hazleton, Pennsylvania 18201


      We consent to the incorporation by reference in the Registration
Statement dated May 24, 2001 on Form S-8 of Northeast Pennsylvania Financial Corp. of our report dated October 23, 2000, relating to the consolidated statements of financial condition of Northeast Pennsylvania Financial Corp. and subsidiaries as of September 30, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended September 30, 2000, which report is incorporated by reference in the 2000 Annual Report on Form 10-K filed by Northeast Pennsylvania Financial Corp. and to the reference to our Firm under the heading "Experts" in the Registration Statement.





/s/ KPMG LLP
---------------
KPMG LLP


May 24, 2001
Philadelphia, Pennsylvania